Exhibit 4.15


                         DATED 11TH SEPTEMBER 2000



                  (1) LOMBARD NATWEST DISCOUNTING LIMITED



                      (2) NIAGARA LASALLE (UK) LIMITED


                                    and

                          (3) NIAGARA CORPORATION




                       ----------------------------

                            AMENDMENT AGREEMENT
                relating to an invoice discounting agreement
                            dated 23 August 1999

                       ----------------------------






                                 EVERSHEDS
                              115 Colmore Row
                                 Birmingham
                                   B3 3AL

                             Tel. 0121 232 1000
                             Fax. 0121 232 1900

                                Ref: UI/RHH



                                  CONTENTS


1. INTERPRETATION.................................................1
2. AMENDMENT......................................................1
3. CONFIRMATIONS..................................................2
4. REPRESENTATIONS................................................2
5. MISCELLANEOUS..................................................2

SCHEDULE - AMENDMENTS TO THE INVOICE DISCOUNTING FACILITY.........3



THIS AGREEMENT is made on 11th September 2000

BETWEEN:

(1) LOMBARD NATWEST DISCOUNTING LIMITED a company incorporated in England and Wales with Company Number 943038 whose registered office is situate at Smith House, Elmwood Avenue, Feltham, Middlesex TW13 7WD ("LND");

(2) NIAGARA LASALLE (UK) LIMITED a company incorporated in England and Wales with Company Number 3725308 and whose registered office is situate at Victoria Steel Works, Bull Lane, Moxley, Wednesbury, West Midlands WS10 8RS (the "Initial Client"); and

(3) NIAGARA CORPORATION a Delaware corporation whose principal place of business is at 667 Madison Avenue, New York, New York 10021, United States of America ("Niagara")

WHEREAS:

(A) Pursuant to an invoice discounting agreement dated 23 August 1999, between LND and the Initial Client (the "Invoice Discounting Agreement") LND agreed to make available to the Initial Client a committed invoice discounting facility of a maximum amount of (pound)20,000,000 (twenty million pounds sterling).

(B) The Initial Client and LND have subsequently agreed to certain amendments to the Invoice Discounting Agreement.


NOW IT IS AGREED as follows:

1.       INTERPRETATION

         1.1   DEFINITIONS

               In this Agreement (except where the context otherwise requires or there is express provision herein to the contrary) all terms and expressions used in this Agreement shall have the meanings given to such terms and expressions in the Invoice Discounting Agreement.

         1.2   INTERPRETATION

               Clause 1.3 of the Invoice Discounting Agreement shall be deemed to be incorporated in this Agreement as if set out in full herein, with all necessary changes.

2.       AMENDMENT

         As of and with effect from 30 June 2000 the Invoice Discounting Agreement shall be amended in accordance with the amendments set out in the attached Schedule.

3.       CONFIRMATIONS

         3.1 Save as expressly amended by this Agreement, the Invoice Discounting Agreement shall remain in full force and effect.

         3.2 Each of the parties hereto confirms that notwithstanding the amendment of the Invoice Discounting Agreement each of the Discounting Documents to which it is a party remains in full force and effect and will continue to secure the obligations of the Initial Client or any Client under the Invoice Discounting Agreement as so amended, and that as and from the date of this Agreement any and all references in each of the Discounting Documents to the Invoice Discounting Agreement will, where applicable, be construed as references to the Invoice Discounting Agreement as amended by this Agreement.

3.3      This Agreement shall be a Discounting Document.

4.       REPRESENTATIONS

         The Initial Client hereby represents and warrants to LND that save as expressly varied or amended by this Agreement the representations and warranties referred to in Clause 11.1 of the Invoice Discounting Agreement are correct on the date hereof.

5.       MISCELLANEOUS

         5.1 This Agreement may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

         5.2 This Agreement shall be governed by and construed in accordance with English law.

         5.3 The Initial Client shall be responsible for, on an indemnity basis, the Bank's (and any of its advisers') costs including any VAT and disbursements incurred in connection with this Agreement.

         5.4 Niagara is entering into this Agreement for the purposes of acknowledging the variation to the Invoice Discounting Agreement and not for any other purpose.


IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed the day and year first above written.




                                  SCHEDULE

              AMENDMENTS TO THE INVOICE DISCOUNTING AGREEMENT



With effect from 30 June 2000 the Invoice Discounting Agreement shall be amended as set out in this Schedule. All references in this Schedule to clause numbers are references to clauses in the Invoice Discounting Agreement and all references to paragraph numbers are references to paragraphs of this Schedule.

The existing Clause 12.4.1.1 contained in the Invoice Discounting Agreement shall be deleted in its entirety and replaced with the following new Clause 12.4.1.1:-

PBIT TO INTEREST

12.4.1.1 the ratio of PBIT to Interest for each period referred to in Column A below shall not be less than the ratio set out in Column B below opposite that period:-

                    COLUMN A                 COLUMN B
                    --------                 --------
                    1/1/00 to 30/6/00        2.1:1
                    1/1/00 to 30/9/00        2.1:1
                    1/1/00 to 31/12/00       2.1:1
                    1/1/01 to 31/3/01        2.1:1
                    1/1/01 to 30/6/01        2.2:1
                    1/1/01 to 30/9/01        2.3:1
                    1/1/01 to 31/12/01       2.4:1
                    1/1/02 to 31/3/02        2.4:1
                    1/1/02 to 30/6/02        2.4:1
                    1/1/02 to 30/9/02        2.4:1
                    1/1/02 to 31/12/02       2.75:1
                    and in each calendar
                    quarter thereafter       2.75:1

SIGNED BY  /s/ Raymond Rozanski          SIGNED BY  /s/ David McDonald
           --------------------                     ------------------

for and on behalf of                    for and on behalf of

NIAGARA LASALLE (UK) LIMITED            LOMBARD NATWEST DISCOUNTING LIMITED

SIGNED BY  /s/ Raymond Rozanski
          ---------------------

for and on behalf of

NIAGARA CORPORATION